UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

August 1, 2014

MELA SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51481	13-3986004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Buckhout Street, Suite 1 Irvington, New York	10533
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 591-3783

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on August 1, 2014, Michael R. Stewart was appointed to the Company’s Board of Directors.

Mr. Stewart, age 57, served as president, chief executive officer and board member of Surgical Laser Technologies, Inc. from 1999 until its sale in 2002 to a global medical device and skin health company, PhotoMedex, Inc. He was appointed as executive vice president of corporate operations of PhotoMedex, Inc. in December 2002, immediately following the acquisition of Surgical Laser Technologies, Inc., and, in July 2005, he was appointed PhotoMedex, Inc.’s chief operating officer. Mr. Stewart ceased to be the chief operating officer of PhotoMedex, Inc. in December 2011. While he is no longer an executive officer, he continues to serve as executive vice president of PhotoMedex, Inc. Mr. Stewart graduated from LaSalle University with a B.S. in accounting and received an M.B.A. from LaSalle University.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release dated August 5, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MELA SCIENCES, INC.

By:	/s/ Robert W. Cook
Robert W. Cook,
Chief Financial Officer

Date: August 5, 2014